UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC		29302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 8, 2008, Exopack Holding Corp. (the “Company”) announced the appointment of Gary McDaniel, Senior Vice President and General Manager, Plastics Business, effective June 1, 2008.

Mr. McDaniel, 60, was formerly employed by Smurfit-Stone Container Corporation (“Smurfit”), a manufacturer and distributor of paperboard and paper-based packaging in North America, including containerboard and corrugated containers. He served as vice president and general manager of Smurfit’s flexible packaging operations from 1988 until June of 2006. From June 2006 to September of 2007, Mr. McDaniel served as vice president and general manager of Altivity Packaging LLC (formerly Smurfit’s consumer packaging division). None of the companies where Mr. McDaniel worked in the previous five years is a parent, subsidiary or other affiliate of the Company. Mr. McDaniel has no family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McDaniel holds a directorship with The Oberweis Funds, a registered management investment company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: May 9, 2008	By:	/s/ Jack Knott
		Name:	Jack Knott
		Title:	Director, President and Chief Executive Officer